    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 22, 1997

                                                       REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                                ---------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ---------------------

                             CAPSTAR HOTEL COMPANY
             (Exact name of registrant as specified in its charter)

       DELAWARE                                                                                   52-1979383
       (State of                                                                       (I.R.S. Employer Identification
    incorporation)                                                                                   No.)

                         ------------------------------

                          1010 WISCONSIN AVENUE, N.W.
                                   SUITE 650
                              WASHINGTON, DC 20007
                                 (202) 965-4455
   (Address and telephone number of Registrant's principal executive offices)
                         ------------------------------

                                PAUL W. WHETSELL
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             CAPSTAR HOTEL COMPANY
                          1010 WISCONSIN AVENUE, N.W.
                                   SUITE 650
                              WASHINGTON, DC 20007
                                 (202) 965-4455
           (Name, address and telephone number of agent for service)
                         ------------------------------

                                   COPIES TO:

                           RICHARD S. BORISOFF, ESQ.
                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                          1285 AVENUE OF THE AMERICAS
                         NEW YORK, NEW YORK 10019-6064
                                 (212) 373-3000
                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 From time to time after the effective date of this Registration Statement, as determined by market factors and other considerations.
                         ------------------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                            PROPOSED MAXIMUM
                   TITLE OF EACH CLASS OF                            AMOUNT TO               OFFERING PRICE
                SECURITIES TO BE REGISTERED                       BE REGISTERED(1)           PER UNIT(1)(2)
Common Stock (5)(6).........................................
-----------------------------------------------------------
Preferred Stock (5).........................................
-----------------------------------------------------------
Senior Debt Securities (5)..................................
-----------------------------------------------------------
Subordinated Debt Securities (5)............................
-----------------------------------------------------------
Warrants....................................................
-----------------------------------------------------------
  Total.....................................................        $600,000,000              $600,000,000

                                                                  PROPOSED MAXIMUM
                   TITLE OF EACH CLASS OF                        AGGREGATE OFFERING             AMOUNT OF

                SECURITIES TO BE REGISTERED                       PRICE(1)(2)(3)(4)          REGISTRATION FEE

Common Stock (5)(6).........................................
-----------------------------------------------------------
Preferred Stock (5).........................................
-----------------------------------------------------------
Senior Debt Securities (5)..................................
-----------------------------------------------------------
Subordinated Debt Securities (5)............................
-----------------------------------------------------------
Warrants....................................................
-----------------------------------------------------------
  Total.....................................................        $600,000,000                 $181,819


(1) Such amount represents the aggregate offering price of the Securities (as defined herein) registered hereunder and the exercise price of any Securities issuable upon exercise of Warrants. If any Securities are issued at an original issue discount, then such greater amount as shall result in an aggregate initial offering price of $600,000,000.
(2) Not specified as to each class of Securities to be registered, pursuant to General Instruction II.D. of Form S-3.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(4) The number of shares of Common Stock registered hereunder and to be issued by the Registrant is limited to that which is permissible under Rule 415(a)(4) of the Securities Act of 1933, as amended.
(5) Also includes such indeterminate number of shares of Preferred Stock and Common Stock as may be issued upon conversion of or exchange for any Senior Debt Securities, Subordinated Debt Securities or Preferred Stock that provides for conversion or exchange into other Securities.
(6) Includes 2,914,804 shares of Common Stock that may be offered by the Selling Stockholders (as defined herein) from time to time at indeterminate prices.
                    ----------------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION, DATED AUGUST 22, 1997
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS
                                  $600,000,000

                                     [LOGO]
                                  COMMON STOCK
                                PREFERRED STOCK
                                DEBT SECURITIES
                                    WARRANTS
                                ----------------

    CapStar Hotel Company ("CapStar" or the "Company") may offer from time to time, together or separately, (i) shares of its Common Stock ("Common Stock"),
(ii) shares of its Preferred Stock ("Preferred Stock"), (iii) debt securities consisting of notes, debentures or other evidences of indebtedness in one or more series ("Debt Securities"), and (iv) warrants or other rights to purchase Common Stock, Preferred Stock, Debt Securities or any combination thereof, as may be designated by the Company at the time of the offering ("Warrants") in amounts, at prices and on terms to be determined at the time of the offering. In addition, certain stockholders of the Company (collectively, the "Selling Stockholders") may offer from time to time up to 2,914,804 shares of Common Stock in amounts, at prices and on terms to be determined at the time of the offering. The Common Stock, Preferred Stock, Debt Securities and Warrants are collectively referred to as the "Securities."
    The Securities may be offered in separate series or issuances at an aggregate initial public offering price not to exceed $600,000,000 or, if applicable, the equivalent thereof in other currencies, at prices and on terms to be determined at the time or times of offering.
    The specific terms of the Securities with respect to which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement and include, where applicable, (i) in the case of Common Stock, the number of shares, the initial public offering price and whether the shares are being sold by the Company or Selling Stockholders; (ii) in the case of Preferred Stock, the number of shares, the specific title, the aggregate amount, any dividend (including the method of calculating payment of dividends), seniority, liquidation, redemption, voting and other rights, any terms for any conversion or exchange into other Securities, any listing on a securities exchange, the initial public offering price and any other terms; (iii) in the case of Debt Securities, the specific designation, aggregate principal amount, ranking as senior debt ("Senior Securities") or subordinated debt ("Subordinated Securities"), purchase price, maturity, rate (or method of calculation thereof) and time of payment of interest, if any, any conversion or exchange provisions, any redemption provisions, any subordination provisions and any other specific terms of the Debt Securities offered hereby not set forth herein under the caption "Description of Debt Securities" in this Prospectus, and any listing thereof on a securities exchange; and (iv) in the case of Warrants, the designation and number, the issue price, the exercise price, any listing of the Warrants or the underlying Securities on a securities exchange and any other terms in connection with the offering, sale and exercise of the Warrants.
                             ---------------------

    The Common Stock is listed on the New York Stock Exchange ("NYSE"), under the symbol "CHO." Any Common Stock sold pursuant to a Prospectus Supplement will be listed on the NYSE, subject to official notice of issuance.
                              -------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                             A CRIMINAL OFFENSE.
                              -------------------
    FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE SECURITIES, SEE "RISK FACTORS" COMMENCING ON PAGE 4.
    Any statement contained in this Prospectus will be deemed to be modified or superseded by any inconsistent statement contained in the accompanying Prospectus Supplement.

        , 1997

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such materials can also be inspected on the Internet at http://www.sec.gov. The Common Stock is listed on the NYSE, and reports, proxy statements and other information concerning the Company can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

    The Company has filed a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Securities offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such references.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Company hereby incorporates by reference into this Prospectus (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1996; (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997; (iii) the Company's Current Reports on Form 8-K filed April 4, 1997, July 30, 1997, as amended, and August 13, 1997; and (iv) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (Commission File No. 1-12017) filed August 2, 1996.

    All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering made hereby, shall be deemed incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such reports.

    Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    Any person receiving a copy of this Prospectus may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (other than the exhibits expressly incorporated in such documents by reference). Requests should be directed to: CapStar Hotel Company, 1010 Wisconsin Avenue, N.W., Suite 650, Washington, D.C. 20007, (202) 965-4455, Attention: John Emery, Corporate Secretary.

                                  THE COMPANY

    UNLESS THE CONTEXT OTHERWISE REQUIRES, REFERENCES HEREIN TO "CAPSTAR" OR THE "COMPANY" INCLUDE CAPSTAR HOTEL COMPANY AND ITS SUBSIDIARIES (INCLUDING THE COMPANY'S SUBSIDIARY OPERATING PARTNERSHIPS, THROUGH WHICH THE COMPANY OPERATES ALL OF ITS BUSINESSES).

    CapStar Hotel Company owns and manages hotels throughout the United States and Canada. As of August 21, 1997, CapStar owned and/or managed 69 hotels with 15,496 rooms (the "Hotels"). Of the Hotels, the Company owned and managed 40 upscale, full-service hotels with 10,421 rooms (the "Owned Hotels") and managed an additional 29 hotels owned by third parties with 5,075 rooms (the "Managed Hotels"). The Owned Hotels are located in markets that have recently experienced strong economic growth, including Albuquerque, Atlanta, Charlotte, Chicago, Cleveland, Dallas, Denver, Houston, Los Angeles, Salt Lake City, Seattle and Washington, D.C. The Owned Hotels include hotels operated under nationally recognized brand names such as Hilton-Registered Trademark-, Sheraton-Registered Trademark-, Westin-Registered Trademark-, Marriott-Registered Trademark-, Doubletree-Registered Trademark- and Embassy Suites-Registered Trademark-. The Company's business strategy is to acquire hotel properties with the potential for cash flow growth and to renovate, reposition and operate each hotel according to a business plan specifically tailored to the characteristics of the hotel and its market.

    As a fully integrated owner and manager, CapStar intends to capitalize on its management experience and expertise by continuing to make opportunistic acquisitions of full-service hotels, securing additional management contracts and improving the operating performance of the Hotels. The Company's senior management team, with significant lodging industry experience, has successfully managed hotels in all segments of the lodging industry, with particular emphasis on upscale, full-service hotels. Since the inception of the Company's management business in 1987, the Company has achieved consistent revenue and portfolio growth, even during periods of relative industry weakness. The Company attributes its management success to its ability to analyze each hotel as a unique property and identify those particular cash flow growth opportunities which each hotel presents. The Company's principal operating objectives are to generate higher revenue per available room and to increase net operating income while providing its hotel guests with high-quality service and value.

    The Company's principal executive offices are located at 1010 Wisconsin Avenue, N.W., Suite 650, Washington, DC 20007, and its telephone number is (202) 965-4455.

                                  RISK FACTORS

    IN ADDITION TO THE OTHER INFORMATION SET FORTH ELSEWHERE OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS PRIOR TO PURCHASING THE SECURITIES OFFERED HEREBY. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH IN THE FOLLOWING RISK FACTORS AND ELSEWHERE IN THIS PROSPECTUS.

SUBSTANTIAL LEVERAGE AND DEBT SERVICE OBLIGATIONS

    As of August 21, 1997, the Company's outstanding indebtedness (including current portion) was $439.4 million.

    The degree to which the Company is leveraged could have important consequences, including: (i) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or general corporate purposes may be impaired; (ii) a substantial portion of the Company's cash flow from operations may be dedicated to the payment of principal and interest on its indebtedness, thereby reducing the funds available to the Company for its operation; (iii) certain of the Company's debt instruments contain financial and other restrictive covenants, including those restricting the incurrence of additional indebtedness, the creation of liens, the payment of dividends and sales of assets; (iv) the Company may be hindered in its ability to adjust rapidly to changing market conditions; and (v) the Company's substantial degree of leverage could make it more vulnerable in the event of a downturn in general economic conditions or in its business. The Company's ability to satisfy its obligations will be dependent upon its future performance, which is subject to prevailing economic conditions and financial, business and other factors, including factors beyond the Company's control. There can be no assurance that the Company's operating cash flow will be sufficient to meet its debt service requirements or to repay its obligations at maturity or that the Company will be able to refinance its indebtedness at maturity.

RISKS ASSOCIATED WITH THE LODGING INDUSTRY

    OPERATING RISKS. The Company's business is subject to all of the operating risks inherent in the lodging industry. These risks include the following: changes in general and local economic conditions; cyclical overbuilding in the lodging industry; varying levels of demand for rooms and related services; competition from other hotels, motels and recreational properties; changes in travel patterns; the recurring need for renovations, refurbishment and improvements of hotel properties; changes in governmental regulations that influence or determine wages, prices and construction and maintenance costs; and changes in interest rates and the availability of credit. Demographic, geographic or other changes in one or more of the Company's markets could impact the convenience or desirability of the sites of certain hotels, which would in turn affect the operations of those hotels. In addition, due to the level of fixed costs required to operate full-service hotels, certain significant expenditures necessary for the operation of hotels generally cannot be reduced when circumstances cause a reduction in revenue.

    COMPETITION IN THE LODGING INDUSTRY. The lodging industry is highly competitive. There is no single competitor or small number of competitors of the Company that are dominant in the industry. The Hotels operate in areas that contain numerous competitors, many of which have substantially greater resources than the Company. Competition in the lodging industry is based generally on location, room rates and range and quality of services and guest amenities offered. New or existing competitors could significantly lower rates or offer greater conveniences, services or amenities or significantly expand, improve or introduce new facilities in markets in which the Hotels compete, thereby adversely affecting the Company's operations.

    SEASONALITY. The lodging industry is seasonal in nature. Generally, hotel revenues are greater in the second and third quarters than in the first and fourth quarters. This seasonality can be expected to cause quarterly fluctuations in the revenues of the Company. Quarterly earnings also may be adversely affected by events beyond the Company's control, such as extreme weather conditions, economic factors and other considerations affecting travel.

    FRANCHISE AGREEMENTS. Certain of the Owned Hotels are operated pursuant to existing franchise or license agreements (the "Franchise Agreements"). The Franchise Agreements generally contain specific standards for, and restrictions and limitations on, the operation and maintenance of a hotel in order to maintain uniformity within the franchisor system. Those limitations may conflict with the Company's philosophy of creating specific business plans tailored to each hotel and to each market. Such standards are often subject to change over time, in some cases at the discretion of the franchisor, and may restrict a franchisee's ability to make improvements or modifications to a hotel without the consent of the franchisor. In addition, compliance with such standards could require a franchisee to incur significant expenses or capital expenditures. In connection with changing the franchise affiliation of an Owned Hotel or a subsequently acquired hotel, the Company may be required to incur significant expenses or capital expenditures. The Franchise Agreements covering the Owned Hotels expire or terminate, without specified renewal rights, at various times and have differing remaining terms. As a condition to renewal, the Franchise Agreements frequently contemplate a renewal application process, which may require substantial capital improvements to be made to the hotel.

RISKS ASSOCIATED WITH EXPANSION

    COMPETITION FOR EXPANSION OPPORTUNITIES. The Company competes for the acquisition of hotels with entities that have substantially greater financial resources than the Company. The Company believes that, as a result of the downturn experienced by the lodging industry from the late 1980s through the early 1990s and the significant number of foreclosures and bankruptcies created thereby, the prices for many hotels have for several years been at historically low levels and often well below the cost to build new hotels. The recent economic recovery in the lodging industry and the resulting increase in funds available for hotel acquisitions may cause additional investors to enter the hotel acquisition market, which may in turn cause hotel acquisition costs to increase and the number of attractive hotel acquisition opportunities to decrease.

    FAILURE TO CONSUMMATE ACQUISITIONS. From time to time, the Company enters into contracts to acquire additional hotels and in the future may enter into contracts to acquire other hotels as well. There can be no assurance that the Company will be able to consummate the acquisition of any such hotels. Failure to consummate such acquisitions could affect the Company's ability to implement its acquisition strategy.

    INTEGRATION RISKS. To successfully implement its acquisition strategy, the Company must be able to continue to successfully integrate new hotels into its existing operations. For the twelve months ended August 21, 1997, the Company acquired 28 hotels. The Company expects to continue to grow through the acquisition of additional hotels. The consolidation of functions and integration of departments, systems and procedures of the new hotels with the Company's existing operations presents a significant management challenge, and the failure to integrate new hotels into the Company's management and operating structures could have a material adverse effect on the results of operations and financial condition of the Company. There can be no assurance that the Company will be able to achieve operating results in its new hotels comparable to the historical performance of its hotels.

RISKS ASSOCIATED WITH OWNING REAL ESTATE

    As of August 21, 1997, the Company owned 40 hotels. Accordingly, the Company will be subject to varying degrees of risk generally incident to the ownership of real estate. These risks include, among other things, changes in national, regional and local economic conditions, changes in local real estate market conditions, changes in interest rates and in the availability, cost and terms of financing, the potential for uninsured casualty and other losses, the impact of present or future environmental legislation and adverse changes in zoning laws and other regulations. Many of these risks are beyond the control of the Company.

In addition, real estate investments are relatively illiquid, resulting in a limited ability of the Company to vary its portfolio of hotels in response to changes in economic and other conditions.

HOTEL RENOVATION RISKS

    The renovation of hotels involves risks associated with construction and renovation of real property, including the possibility of construction cost overruns and delays due to various factors (including the inability to obtain regulatory approvals, inclement weather, labor or material shortages and the unavailability of construction and permanent financing) and market or site deterioration after acquisition or renovation. Any unanticipated delays or expenses in connection with the renovation of hotels could have an adverse effect on the results of operations and financial condition of the Company.

SUBSTANTIAL RELIANCE ON KEY PERSONNEL

    The Company will place substantial reliance on the lodging industry knowledge and experience and the continued services of its senior management, led by Paul W. Whetsell and David E. McCaslin. The Company's future success and its ability to manage future growth depend in large part upon the efforts of these persons and on the Company's ability to attract and retain other highly qualified personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be successful in attracting and retaining such personnel. The loss of services of Messrs. Whetsell or McCaslin or the Company's inability to attract and retain other highly qualified personnel may adversely affect the results of operations and financial condition of the Company. The Company currently has employment agreements with Messrs. Whetsell and McCaslin for terms of three years each expiring in December 1999, which contain certain non-compete clauses.

POTENTIAL FOR CONFLICTS OF INTEREST

    Mr. Whetsell and Mr. McCaslin and entities owned by them own, directly or indirectly, certain leasehold and minority equity interests in certain of the Managed Hotels. Mr. Whetsell and Mr. McCaslin exercise management control over the entities that own certain of these Managed Hotels (the "Affiliated Owners") through their ownership of certain entities which serve as general partners of the Affiliated Owners. Such interests were acquired prior to the Company's formation.

    Conflicts may arise in the future between the Company and the Affiliated Owners with respect to certain Management Agreements (as defined below) between the Company and such Affiliated Owners. These conflicts may arise in connection with the exercise of any rights or the conduct of any negotiations to extend, renew, terminate or amend such agreements. There can be no assurance that such conflicts will be resolved in favor of the Company. Transactions involving the Company and the Affiliated Owners will be passed on for the Company by a majority of the Company's non-employee, independent directors.

    Although none of the Managed Hotels owned by Affiliated Owners now competes with the Owned Hotels, the Company may in the future acquire a hotel in a market in which a hotel owned by an Affiliated Owner now operates.

    Under the terms of their employment agreements, Messrs. Whetsell and McCaslin are prohibited from acquiring any additional interests in hotels or hotel management companies while they serve as officers of the Company.

TERMINATION OF MANAGEMENT AGREEMENTS

    The Company operates the Managed Hotels pursuant to third party management agreements (the "Management Agreements") with the owners of such Managed Hotels. The Management Agreements have remaining terms ranging from one month to nine years. Substantially all of the Management Agreements permit the owners of the Managed Hotels to terminate such agreements prior to the stated expiration dates if the applicable hotel is sold, and several of the Management Agreements permit the owners of the Managed Hotels to terminate such agreements prior to the stated expiration date without cause or by reason of the failure of the applicable hotel to obtain specified levels of performance. The early termination of the Management Agreements or the inability of the Company to negotiate renewals of Management Agreements upon the expiration of their stated terms would have an adverse impact on the revenues received by the Company from its management business.

ENVIRONMENTAL RISKS

    Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of contamination from hazardous or toxic substances, or the failure to properly remediate such contaminated property, may adversely affect the owner's ability to sell or rent such real property or to borrow using such real property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at the disposal or treatment facility, whether or not such facility is or ever was owned or operated by such person. The operation and removal of certain underground storage tanks are also regulated by federal and state laws. In connection with the ownership and operation of the Hotels, the Company could be held liable for the costs of remedial action with respect to such regulated substances and storage tanks and claims related thereto. Activities have been undertaken to close or remove storage tanks located on the property of two of the Owned Hotels.

    As of August 21, 1997, all of the Owned Hotels had undergone Phase I environmental site assessments ("Phase Is"), which generally provide a physical inspection and database search but not soil or groundwater analyses, by a qualified independent environmental engineer within approximately the prior 12 months. Phase Is identify potential sources of contamination for which the Owned Hotels may be responsible and to assess the status of environmental regulatory compliance. The Phase Is have not revealed any environmental liability or compliance concerns that the Company believes would have a material adverse effect on the Company's results of operation or financial condition, nor is the Company aware of any such liability or concerns.

    In addition, the Owned Hotels have been inspected to determine the presence of asbestos. Federal, state and local environmental laws, ordinances and regulations also require abatement or removal of certain asbestos-containing materials ("ACMs") and govern emissions of and exposure to asbestos fibers in the air. Limited quantities of ACMs are present in various building materials such as sprayed-on ceiling treatments, roofing materials or floor tiles at the Owned Hotels. Operations and maintenance programs for maintaining such ACMs have been or are in the process of being designed and implemented, or the ACMs have been scheduled to be or have been abated, at such hotels. Based on third party environmental assessments and due diligence investigations recently conducted by the Company and its lenders, the Company believes that the presence of ACMs in its Owned Hotels will not have a material adverse effect on the Company's results of operations or financial condition. However, there can be no assurance that this will be the case. Any liability resulting from non-compliance or other claims relating to environmental matters could have a material adverse effect on the Company's results of operations or financial condition.

GOVERNMENTAL REGULATION

    A number of states regulate the licensing of hotels and restaurants, including liquor license grants, by requiring registration, disclosure statements and compliance with specific standards of conduct. The Company believes that it is substantially in compliance with these requirements. Managers of hotels are also subject to laws governing their relationship with hotel employees, including minimum wage requirements, overtime, working conditions and work permit requirements. Compliance with, or changes in, these laws could reduce the revenue and profitability of the Owned Hotels and could otherwise adversely affect the Company's results of operations or financial condition.

    Under the Americans with Disabilities Act (the "ADA"), all public accommodations are required to meet certain requirements related to access and use by disabled persons. These requirements became effective in 1992. Although significant amounts have been and continue to be invested in ADA required upgrades to the Owned Hotels, a determination that the Company is not in compliance with the ADA could result in a judicial order requiring compliance, imposition of fines or an award of damages to private litigants. The Company is likely to incur additional costs of complying with the ADA; however, such costs are not expected to have a material adverse effect on the Company's results of operations or financial condition.

ABSENCE OF PUBLIC MARKET FOR THE DEBT SECURITIES AND WARRANTS

    All of the Securities when issued will be a new issue of securities with no established trading market, other than the Common Stock, which is listed on the NYSE. Any Common Stock sold pursuant to a Prospectus Supplement will be listed on the NYSE, subject to official notice of issuance. Any underwriters to whom Securities are sold by the Company for public offering and sale may make a market in such Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the secondary market for any such Securities.

                                USE OF PROCEEDS

    Except as set forth in an accompanying Prospectus Supplement, the net proceeds from the sale of the Securities by the Company will be applied for general corporate purposes, which may include the repayment of indebtedness outstanding from time to time, the financing of future acquisitions, the improvement of hotels owned by the Company and other general corporate purposes. The Company will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth the ratio of earnings to fixed charges for the Company and its consolidated subsidiaries for each of the periods indicated. To date, the Company has not issued any Preferred Stock; therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are the same as the ratios of earnings to fixed charges set forth below.

                                                                         YEAR ENDED DECEMBER 31,                      SIX MONTHS
                                                      -------------------------------------------------------------      ENDED
                                                        1992(1)      1993(1)      1994(1)       1995        1996     JUNE 30, 1997
                                                      -----------  -----------  -----------  ----------  ----------  -------------
Ratio of earnings to fixed charges(2)...............      --           --           --            1.05x       1.46x          2.68x

------------------------

(1) Prior to 1995, the Company's predecessor entities had no fixed charges and therefore the ratio of earnings to fixed charges was not applicable.

(2) For purposes of computing the ratios of earnings to fixed charges, earnings consist of income before income tax expense and extraordinary items plus fixed charges (excluding capitalized interest). Fixed charges represent interest incurred (including capitalized interest), amortization of debt expense and the portion of rental expense on operating leases deemed to be the equivalent of interest.

                              SELLING STOCKHOLDERS

    The following table sets forth the names of the Selling Stockholders, the number of shares of Common Stock which may be deemed to be beneficially owned by each Selling Stockholder as of the date hereof and the maximum number of shares which may be offered by each Selling Stockholder.

                                                                                                                    MAXIMUM
                                                                                          NUMBER OF SHARES         NUMBER OF
                                                                                            BENEFICIALLY         SHARES TO BE
                                  SELLING STOCKHOLDER                                           OWNED               OFFERED
---------------------------------------------------------------------------------------  -------------------  -------------------

                          DESCRIPTION OF CAPITAL STOCK

    The authorized capital stock of the Company consists of 49,000,000 shares of Common Stock, par value $.01 per share, and 25,000,000 shares of Preferred Stock. As of August 21, 1997, there were 18,906,455 shares of Common Stock and no shares of Preferred Stock outstanding.

COMMON STOCK

    VOTING RIGHTS. The Company's Certificate of Incorporation provides that holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders. The stockholders are not entitled to vote cumulatively for the election of directors.

    DIVIDENDS. Each share of Common Stock is entitled to receive dividends if, as and when declared by the Board of Directors. Under Delaware law, a corporation may declare and pay dividends out of surplus, or if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or the preceding year. No dividends may be declared, however, if the capital of the corporation has been diminished by depreciation in the value of its property, losses or otherwise to an amount less than the aggregate amount of capital represented by any issued and outstanding stock having a preference on the distribution of assets.

    OTHER RIGHTS. Stockholders of the Company have no preemptive or other rights to subscribe for additional shares. Subject to any rights of the holders of any Preferred Stock that may be issued subsequent to the date of this Prospectus, all holders of Common Stock are entitled to share equally on a share-for-share basis in any assets available for distribution to stockholders on liquidation, dissolution or winding up of the Company. No shares of Common Stock are subject to redemption or a sinking fund. All outstanding shares of Common Stock are fully paid and nonassessable.

PREFERRED STOCK

    The Company's Board is authorized to issue, without further authorization from stockholders, up to 25,000,000 shares of Preferred Stock in one or more series and to determine, at the time of creating each series, the distinctive designation of, and the number of shares in, the series, its dividend rate, the number of votes, if any, for each share of such series, the price and terms on which such shares may be redeemed, the terms of any applicable sinking fund, the amount payable upon liquidation, dissolution or winding up, the conversion rights, if any, and such other rights, preferences and priorities of such series as the Board may be permitted to fix under the laws of the State of Delaware as in effect at the time such series is created. The issuance of Preferred Stock could adversely affect the voting power of the holders of Common Stock and could have the effect of delaying, deferring or preventing a change in control of the Company.

SECTION 203 OF THE DELAWARE LAW

    Section 203 of the Delaware General Corporation Law (the "Delaware Law") prohibits publicly held Delaware corporations from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date of the transaction in which the person or entity became an interested stockholder, unless (i) prior to such date, either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the Board, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the outstanding voting stock of the corporation (excluding for this purpose certain shares owned by persons who are directors and also officers of the corporation and by certain employee benefit plans) or (iii) on or after such date the business combination is approved by the Board and by the affirmative vote (and not by written consent) of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. For the purposes of Section

203, a "business combination" is broadly defined to include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within the immediately preceding three years did own) 15% or more of the corporation's voting stock.

REGISTRATION RIGHTS

    The Company has entered into registration rights agreements with (i) persons receiving shares of Common Stock in connection with the Company's initial formation in August 1996 and (ii) parties receiving units of limited partnership interest in its subsidiary operating partnerships as consideration for the acquisition of certain of the Owned Hotels which, under certain circumstances, may be converted into Common Stock (the "Registration Rights Agreements"), pursuant to which the Company has agreed (with certain limitations) to register for sale any shares of Common Stock that are held by the parties thereto (collectively, the "Registrable Securities"). The Registration Rights Agreements provide that any holder of Registrable Securities may require the Company to register such Registrable Securities for sale (a "Demand Registration"), provided that the total amount of Registrable Securities to be included in the Demand Registration has a market value of at least $10 million and provided that notice is not given prior to six months after the effective date of a previous Demand Registration. If Registrable Securities are going to be registered by the Company pursuant to a Demand Registration, the Company must provide written notice to the other holders of Registrable Securities and permit them to include any or all Registrable Securities that they hold in the Demand Registration, provided that the amount of Registrable Securities requested to be registered may be limited by the underwriters in an underwritten offering based on such underwriters' determination that inclusion of the total amount of Registrable Securities requested for registration would materially and adversely affect the success of the offering. Certain management-controlled entities that received shares in connection with the Company's initial formation have a one-time right to require the Company to register the Registrable Securities that they hold in connection with the distribution of the Registrable Securities to their members or in connection with a resale of such shares. In order to demand any such registration the market value of the securities to be sold by such entities must be at least $2.0 million.

    The Registration Rights Agreements also provide that, with certain limited exceptions, in the event the Company proposes to file a registration statement with respect to an offering of any class of equity securities the Company will offer the holders of Registrable Securities the opportunity to register the number of Registrable Securities they request to include (the "Piggyback Registration"), provided that the amount of Registrable Securities requested to be registered may be limited by the underwriters in an underwritten offering based on such underwriters' determination that inclusion of the total amount of Registrable Securities requested for registration would materially and adversely affect the success of the offering. The Company is generally required to pay all of the expenses of Demand Registrations and Piggyback Registrations, other than underwriting discounts and commissions.

TRANSFER AGENT AND REGISTRAR

    The Company has appointed The First National Bank of Boston as the transfer agent and registrar for the Common Stock.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

    The Senior Securities will be issued under one or more indentures dated as of a date prior to the first issuance of Senior Securities, as supplemented from time to time (the "Senior Indenture"), between the Company and a trustee to be named in the applicable Prospectus Supplement (the "Senior Trustee"), and the Subordinated Securities will be issued under an indenture to be dated as of a date prior to the first issuance of Subordinated Securities, as supplemented from time to time (the "Subordinated Indenture"), between the Company and a trustee to be named in the applicable Prospectus Supplement (the "Subordinated Trustee"). The term "Indenture" as used herein refers to either the Senior Indenture or the Subordinated Indenture, as appropriate, and the term "Trustee" as used herein refers to either the Senior Trustee or the Subordinated Trustee, as appropriate. The Indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The statements made under this heading relating to the Debt Securities and the Indentures are summaries of the anticipated provisions thereof, do not purport to be complete and are qualified in their entirety by reference to the Debt Securities and Indentures.

    The Debt Securities will be direct, unsecured obligations of the Company. The indebtedness represented by the Senior Securities will rank equally with all other unsecured and unsubordinated indebtedness of the Company. The indebtedness represented by the Subordinated Securities will be subordinated in right of payment to the prior payment in full of senior indebtedness of the Company as described under "--Subordination" below. The Debt Securities may be issued from time to time in one or more series. A supplemental indenture to the applicable Indenture (a "Supplemental Indenture") will be entered into by the Company and the applicable Trustee with respect to the issuance of each series of Debt Securities, which will set forth the terms and provisions of such series of Debt Securities. Reference is made to the Prospectus Supplement relating to the Debt Securities being offered for the specific terms thereof, including: (i) the title of such Debt Securities and whether they are Senior Securities or Subordinated Securities; (ii) any limit on the aggregate principal amount of such Debt Securities; (iii) the date or dates (or manner of determining the same) on which the principal of such Debt Securities will be payable; (iv) the rate or rates (or manner of determining the same) at which such Debt Securities will bear interest, if any, and the date or dates from which such interest will accrue; (v) the dates (or the manner of determining the same) on which such interest will be payable, the record dates for such interest payment dates (or the manner of determining the same), the persons to whom such interest will be payable and the basis upon which interest will be calculated; (vi) the place or places where the principal of and any premium and interest on such Debt Securities will be payable; (vii) the period or periods, if any, within which, and the price or prices at which, such Debt Securities may be redeemed, in whole or in part, at the option of the Company; (viii) any mandatory or optional sinking fund or analogous provisions; (ix) the denominations in which any Debt Securities will be issuable; (x) the currency or currency units, if other than currency of the United States, in which payment of the principal of and any premium or interest on such Debt Securities will be payable, and the terms and conditions of any elections that may be made available with respect thereto;
(xi) any index or formula used to determine the amount of payments of principal of and any premium or interest on such Debt Securities; (xii) whether the Debt Securities are to be issued in whole or in part in the form of one or more global securities ("Global Securities") and, if so, the identity of the depositary, if any, for such Global Securities; (xiii) the terms and conditions, if any, pursuant to which such Debt Securities are convertible into or exchangeable for Common Stock or other securities; (xiv) the applicability of the provisions described in "--Defeasance" below; (xv) any subordination provisions applicable to such Debt Securities in addition to or different than those described under "--Subordination" below; (xvi) any addition to, or modification or deletion of, any Events of Default (as defined in the applicable Indenture) or covenants with respect to such Debt Securities, including without limitation the amount to be specified in connection with clause (v) under "--Events of Default" below; and (xvii) any other terms of the Debt Securities.

    The Debt Securities may be issued at a discount from their stated principal amount. Certain federal income tax considerations and other special considerations applicable to any Debt Security issued with original issue discount (an "Original Issue Discount Security") will be described in an applicable Prospectus Supplement.

    If the purchase price of any Debt Securities is denominated, or any premium or interest on Debt Securities is payable, in a foreign currency, the restrictions, elections, general tax considerations, specific terms and other information with respect to such issue of Debt Securities and such foreign currency will be set forth in an applicable Prospectus Supplement.

    Unless otherwise indicated in an applicable Prospectus Supplement, (i) the Debt Securities will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof and (ii) payment of principal, premium (if any) and interest on the Debt Securities will be payable, and the exchange, conversion and transfer of Debt Securities will be registerable, at the office or agency of the Company maintained for such purposes and at any other office or agency maintained for such purpose. No service charge will be made for any registration of transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

CERTAIN COVENANTS IN THE INDENTURES

    EXISTENCE. Except as permitted as described under "--Limitations on Merger and Certain Other Transactions," the Company will be required to preserve and keep in full force its existence, charter rights, statutory rights and franchises, except to the extent that failure to do so would not have a material adverse effect on the business, assets, financial condition or results of operations of the Company (a "Material Adverse Effect"), except that the Company will not be required to preserve any right or franchise if it determines that the preservation is no longer desirable in the conduct of its business.

    MAINTENANCE OF PROPERTIES. The Company will be required to cause all properties used in its business to be maintained and kept in good condition, repair and working order, except to the extent that the failure to do so would not have a Material Adverse Effect, except that the Company will not be required to continue the operation or maintenance of any such property or be prevented from disposing of such property if the Company determines that such discontinuance or disposal is desirable in the conduct of its business.

    PAYMENT OF TAXES AND OTHER CLAIMS. The Company will be required to pay and discharge, before the same become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or its properties and
(ii) all claims that if unpaid would result in a lien on its property and have a Material Adverse Effect, unless the same is being contested by proper proceedings.

    COMPLIANCE WITH LAWS. The Company will be required to comply with all applicable laws to the extent the failure to do so would have a Material Adverse Effect.

    ADDITIONAL COVENANTS. Any additional covenants applicable to any series of Debt Securities will be described in an applicable Prospectus Supplement.

EVENTS OF DEFAULT

    Each Indenture will provide that certain events will constitute Events of Default with respect to the Debt Securities, which Events of Default may include the following: (i) default in the payment of the principal of, or premium, if any, on, the Debt Security when it becomes due and payable; (ii) default in the payment of any interest on the Debt Security when it becomes due and payable, and continuance of such default for a period of 30 calendar days; (iii) default in the making of any sinking fund payment as and when due by the terms of the Debt Securities; (iv) default in the performance, or breach, of any other covenant or warranty of the Company in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series of Debt Securities other than that series) and continuance of such default for a period of 60 calendar days after written notice thereof has been given to the Company as provided in such Indenture; (v) any nonpayment at maturity or other default (beyond any applicable grace period) under any agreement or instrument relating to any other indebtedness of the Company the principal amount of which is not less than the amount specified in the applicable Supplemental Indenture, which default results in such indebtedness becoming due prior to its stated maturity or occurs at the final maturity thereof; (vi) certain events of bankruptcy, insolvency or reorganization involving the Company; and (vii) any other Event of Default provided with respect to Debt Securities of that series. Pursuant to the Trust Indenture Act, the applicable Trustee will be required, within 90 calendar days after the occurrence of a default under the applicable Indenture, to give to the holders of the Debt Securities notice of all such uncured defaults known to it (except that, in the case of a default in the performance of any covenant of the character contemplated in clause (iv) of the preceding sentence, no such notice to holders of the Debt Securities of such series will be given until at least 30 calendar days after the occurrence thereof), except that, other than in the case of a default of the character contemplated in clause (i), (ii) or (iii) of the preceding sentence, the applicable Trustee may withhold such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of the holders of the Debt Securities.

    If an Event of Default occurs and is continuing, either the applicable Trustee or the holders of at least 25% in principal amount of the Debt Securities of that series by notice as provided in the applicable Indenture may declare the principal amount (or, if the Debt Securities are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Debt Securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to Debt Securities has been made, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration. See "--Modification and Waiver" below. If an Event of Default under clause (vi) of the immediately preceding paragraph occurs, then the principal of and premium, if any, and accrued interest on the Debt Securities will become immediately due and payable without any declaration or other act on the part of the applicable Trustee of any holder of the Debt Securities.

    An Indenture may provide that, subject to the duty of the applicable Trustee thereunder during an Event of Default to act with the required standard of care, such Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the holders of the Debt Securities, unless such holders have offered to such Trustee reasonable security or indemnity. Subject to certain provisions, including those requiring security or indemnification of the applicable Trustee, the holders of a majority in principal amount of the Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to such Trustee, or exercising any trust or power conferred on such Trustee, with respect to the Debt Securities of that series.

    No holder of a Debt Security will have any right to institute any proceeding with respect to the applicable Indenture or for any remedy thereunder unless such holder has previously given to the applicable Trustee written notice of a continuing Event of Default and unless the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of the same series have also made written request, and offered reasonable indemnity, to such Trustee to institute such proceeding as trustee, and such Trustee has received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of the same series a direction inconsistent with such request and has failed to institute such proceeding within 60 calendar days. However, such limitations will not apply to a suit instituted by a holder of a Debt Security for enforcement of payment of the principal of and interest on such Debt Security on or after the respective due dates expressed in such Debt Security.

    The Company will be required to furnish to each Trustee annually a statement as to the performance by the Company of its obligations under the applicable Indenture and as to any default in such performance thereunder.

    Any additional Events of Default with respect to Debt Securities, and any variations from the foregoing Events of Default, will be described in an applicable Prospectus Supplement.

MODIFICATION AND WAIVER

    Modifications and amendments of an Indenture may be made by the Company and the applicable Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the Debt Securities series affected thereby, except that no such modification or amendment may, without the consent of the holder of each Debt Security affected thereby, (i) change the stated maturity of, or any installment of principal of, or interest on, any Debt Security; (ii) reduce the principal amount of, the rate of interest on, or the premium, if any, payable upon the redemption of, any Debt Security; (iii) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the maturity thereof; (iv) change the place or currency of payment of principal of, or premium, if any, or interest on, any Debt Security;
(v) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security on or after the stated maturity or prepayment date thereof; (vi) reduce the percentage in principal amount of Debt Securities of any series, the consent of the holders of which is required for modification or amendment of the applicable Indenture or for waiver of compliance with certain provisions of such Indenture or for waiver of certain defaults; or (vii) in the case of the Subordinated Indenture, modify any of the provisions relating to the subordination of the Subordinated Securities in a manner adverse to the holders thereof.

    The holders of at least a majority in aggregate principal amount of the Debt Securities of any series may on behalf of the holders of all Debt Securities of that series waive compliance by the Company with certain covenants of the applicable Indenture. The holders of not less than a majority in principal amount of the Debt Securities of any series may, on behalf of the holders of all Debt Securities of that series, waive any past default under the applicable Indenture with respect to that series, except a default in the payment of the principal of, or premium, if any, or interest on, any Debt Security of that series or in respect of a provision which under such Indenture cannot be modified or amended without the consent of the holder of each Debt Security of that series affected thereby.

DEFEASANCE

    An Indenture may provide that the Company may elect either (i) to defease and be discharged from any and all obligations with respect to the Debt Securities of any series pursuant to such Indenture, except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities and to maintain an office or agency in respect of such Debt Securities and to hold moneys for payment in trust or (ii) to be released from its obligations with respect to such Debt Securities under certain sections of such Indenture (including the restrictions described under "--Certain Covenants in the Indentures") and, if provided pursuant to such Indenture, its obligations with respect to any other covenant, and any failure to comply with such obligations will not constitute an Event of Default with respect to such Debt Securities if, in either case, the Company irrevocably deposits with the applicable Trustee, in trust, money or direct obligations of the United States for the payment of which the full faith and credit of the United States is pledged or obligations of an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable at the issuer's option ("U.S. Government Obligations") or certain depositary receipts therefor that through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of and premium, if any, and any interest on, the Debt Securities on the dates such payments are due in accordance with the terms of such Debt Securities. Such defeasance may be effected only if, among other things, (a) no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default under the applicable Indenture has occurred and is continuing on the date of such deposit, (b) no Event of Default described under clause (vi) under "--Events of Default" above or event that with the giving of notice or lapse of time, or both, would become an Event of Default described under such clause (vi) has occurred and is continuing at any time on or prior to the 90th calendar day following such date of deposit, (c) in the event of defeasance under clause (i) above, the Company has delivered an opinion of counsel, stating that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (2) since the date of the applicable Indenture there has been a change in applicable federal law, in either case to the effect that, the holders of the Debt Securities will not recognize gain or loss for United States federal income tax purposes as a result of such deposit or defeasance and will be subject to United States federal income tax in the same manner as if such defeasance had not occurred and (d) in the event of defeasance under clause (ii) above, the Company has delivered an opinion of counsel to the effect that, among other things, the holders of the Debt Securities will not recognize gain or loss for United States federal income tax purposes as a result of such deposit or defeasance and will be subject to United States federal income tax in the same manner as if such defeasance had not occurred. In the event the Company fails to comply with its remaining obligations under the applicable Indenture after a defeasance of such Indenture with respect to Debt Securities as described under clause (ii) above and the Debt Securities are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and U.S. Government Obligations on deposit with the applicable Trustee may be insufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable in respect of such payments.

SATISFACTION AND DISCHARGE

    The Company may be permitted under the applicable Indenture to discharge certain obligations to holders of Debt Securities that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in such currency in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal, and premium, if any and interest to the date of such deposit (if such Debt Securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

SUBORDINATION

    Upon any distribution of assets of the Company upon the dissolution, winding up, liquidation or reorganization of the Company, the payment of the principal of (and premium, if any) and interest on the Subordinated Securities will be subordinated to the extent provided in the Subordinated Indenture in right of payment to the prior payment in full of all senior indebtedness, including Senior Securities, but the obligation of the Company to make payment of principal (and premium, if any) or interest on the Subordinated Securities will not otherwise be affected. No payment on account of principal (or premium, if any), sinking fund or interest may be made on the Subordinated Securities at any time when there is a default in the payment of principal, premium, if any, sinking fund or interest on senior indebtedness. In the event that, notwithstanding the foregoing, any payment by the Company described in the foregoing sentence is received by the Subordinated Trustee under the Subordinated Indenture or the holders of any of the Subordinated Securities before all senior indebtedness is paid in full, such payment or distribution will be paid over to the holders of such senior indebtedness or on their behalf for application to the payment of all senior indebtedness remaining unpaid until all such senior indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of such senior indebtedness. Subject to payment in full of senior indebtedness, the holders of the Subordinated Securities will be subrogated to the rights of the holders of the senior indebtedness to the extent of payments made to the holders of such senior indebtedness out of the distributive share of the Subordinated Securities.

    By reason of such subordination, in the event of a distribution of assets upon insolvency, certain general creditors of the Company may recover more, ratably, than holders of the Subordinated Securities. A Subordinated Indenture may provide that the subordination provisions thereof will not apply to money and securities held in trust pursuant to the satisfaction and discharge and the legal defeasance provisions of the Subordinated Indenture.

    If this Prospectus is being delivered in connection with the offering of a series of Subordinated Securities, the accompanying Prospectus Supplement or the information incorporated by reference therein will set forth the approximate amount of senior indebtedness outstanding as of a recent date.

LIMITATIONS ON MERGER AND CERTAIN OTHER TRANSACTIONS

    An Indenture may provide that, prior to the satisfaction and discharge of the Company's obligations to holders of Debt Securities, the Company may not consolidate with or merge with or into any other person, or transfer all or substantially all of its properties and assets to another person, unless (i) either (a) the Company is the continuing or surviving person in such a consolidation or merger or (b) the person (if other than the Company) formed by such consolidation or into which the Company is merged or to which all or substantially all of the properties and assets of the Company are transferred (the Company or such other person being referred to as the "Surviving Person") is a corporation organized and validly existing under the laws of the United States, any state thereof or the District of Columbia, and expressly assumes, by an indenture supplement, all the obligations of the Company under the Debt Securities and the applicable Indenture and (ii) immediately after the transaction and the incurrence or anticipated incurrence of any indebtedness to be incurred in connection therewith, no Event of Default exists. The Surviving Person will succeed to and be substituted for the Company with the same effect as if it had been named in the applicable Indenture as a party thereto, and thereafter the predecessor corporation will be relieved of all obligations and covenants under such Indenture and the Debt Securities.

CONVERSION RIGHTS

    The terms and conditions, if any, on which Debt Securities being offered are convertible into Common Stock or other Securities of the Company will be set forth in an applicable Prospectus Supplement relating thereto. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Debt Securities.

GLOBAL SECURITIES

    The Debt Securities may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary or its nominee identified in an applicable Prospectus Supplement. In such a case, one or more Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of the Debt Securities to be represented by such Global Securities. The specific terms of the depositor arrangement with respect to Debt Securities to be represented by a Global Security will be described in an applicable Prospectus Supplement.

                            DESCRIPTION OF WARRANTS

    The Company may issue Warrants for the purchase of Common Stock, Debt Securities, Preferred Stock or any combination thereof. Warrants may be issued independently or together with any other Securities offered in an applicable Prospectus Supplement and may be attached to or separate from such Securities. Warrants may be issued under warrant agreements (each, a "Warrant Agreement") to be entered into between the Company and a warrant agent specified in the applicable Prospectus Supplement (the "Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants. The following sets forth certain general terms and provisions of Warrants which may be offered. Further terms of the Warrants and the applicable Warrant Agreement will be set forth in an applicable Prospectus Supplement.

    The applicable Prospectus Supplement will describe the terms of the Warrants in respect of which the Prospectus is being delivered, including, where applicable, the following: (i) the title of such Warrants; (ii) the aggregate number of such Warrants; (iii) the price or prices at which such Warrants will be issued; (iv) the designation, number and terms of the Common Stock, Preferred Stock, Debt Securities, or combination thereof, purchasable upon exercise of such Warrants; (v) the designation and terms of the other Securities, if any, with which such Warrants are issued and the number of such Warrants issued with each such Security; (vi) the date, if any, on and after which such Warrants and the related underlying Securities will be separately transferable; (vii) the price at which each underlying Security purchasable upon exercise of such Warrants may be purchased; (viii) the date on which the right to exercise such Warrants will commence and the date on which such right will expire; (ix) the minimum amount of such Warrants which may be exercised at any one time; (x) information with respect to book-entry procedures, if any; (xi) a discussion of any applicable federal income tax considerations; (xii) the amount of Warrants outstanding; (xiii) provision for changes to or adjustments in the exercise price; and (xiv) any other terms of such Warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of such Warrants.

                              PLAN OF DISTRIBUTION

    The Company and the Selling Stockholders may sell the Securities in any one or more of the following ways: (i) through one or more underwriters, (ii) through one or more dealers or agents (which may include one or more underwriters), (iii) directly to one or more purchasers, or (iv) through an exchange distribution in accordance with the rules of such exchange, including the NYSE, or in transactions in the over-the-counter market.

    The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with the sale of the Securities, underwriters, dealers and agents may receive compensation from the Company, the Selling Stockholders or purchasers of the Securities in the form of discounts, concessions or commissions. Underwriters, dealers and agents who participate in the distribution of the Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company or the Selling Stockholders and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be identified and any such compensation received from the Company or the Selling Stockholders will be described in an applicable Prospectus Supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    Under agreements which may be entered into by the Company and the Selling Stockholders, underwriters, dealers and agents who participate in the distribution of the Securities may be entitled to indemnification by the Company or the Selling Stockholders against certain liabilities, including under the

Securities Act, or contribution from the Company or the Selling Stockholders to payments which the underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers and agents may engage in transactions with, or perform services for, the Company and the Selling Stockholders in the ordinary course of business.

    All of the Securities when issued will be a new issue of securities with no established trading market, other than the Common Stock, which is listed on the NYSE. Any Common Stock sold pursuant to a Prospectus Supplement will be listed on the NYSE, subject to official notice of issuance. Any underwriters to whom Securities are sold by the Company for public offering and sale may make a market in such Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the secondary market for any such Securities.

                                 LEGAL MATTERS

    The validity of the Securities offered hereby has been passed upon for the Company by Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York.

                                    EXPERTS

    The financial statements and schedule of the Company as of December 31, 1996 and 1995, and for the years then ended, and the financial statements of the National Airport Hilton as of December 31, 1996, and for the year then ended, incorporated by reference herein and in the Registration Statement, to the extent and for the periods indicated therein, have been incorporated by reference in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, and are incorporated by reference upon the authority of said firm as experts in accounting and auditing.

    Any financial statements and schedules hereafter incorporated by reference in the Registration Statement of which this Prospectus is a part that have been audited and are the subject of a report by independent accountants will be so incorporated by reference in reliance upon such reports and upon the authority of such firms as experts in accounting and auditing to the extent covered by consents filed with the Commission.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    Certain statements in this Prospectus constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performances or achievements of the Company to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, the following: the ability of the Company to successfully implement its acquisition strategy and operating strategy; the Company's ability to manage rapid expansion; changes in economic cycles; competition from other hospitality companies; and changes in the laws and government regulations applicable to the Company.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the various expenses payable in connection with the issuance and distribution of the Securities being registered hereby, other than underwriting discounts and commissions (which will be described in the applicable Prospectus Supplement). All the amounts shown are estimates, except the Securities and Exchange Commission registration fee. All of such expenses are being borne by the Company.

Securities and Exchange Commission Registration Fee.............  $ 181,819
Accounting Fees and Expenses....................................
Legal Fees and Expenses.........................................
Printing and Engraving Expenses.................................
Miscellaneous Fees and Expenses.................................
    Total.......................................................

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 102(b)(7) of the Delaware Law permits a provision in the certificate of incorporation of each corporation organized thereunder, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty as a director. The Certificate of Incorporation of the Company eliminates the personal liability of directors to the fullest extent permitted by the Delaware Law.

    Section 145 of the Delaware Law ("Section 145"), in summary, empowers a Delaware corporation, within certain limitations, to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by them in connection with any suit or proceeding other than by or on behalf of the corporation, if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

    With respect to actions by or on behalf of the corporation, Section 145 permits a corporation to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, provided such person meets the standard of conduct described in the preceding paragraph, except that no indemnification is permitted in respect of any claim where such person has been found liable to the corporation, unless the Court of Chancery or the court in which such action or suit was brought approves such indemnification and determines that such person is fairly and reasonably entitled to be indemnified.

    Article Eight of the Certificate of Incorporation of the Company provides for the indemnification of officers and directors and certain other parties (the "Indemnitees") of the Company to the fullest extent permitted under the Delaware Law; provided, that except in the case of proceedings to enforce rights to indemnification, the Company shall indemnify such Indemnitee in connection with a proceeding initiated by such Indemnitee only if such proceeding was authorized by the Board.

    Each of the employment agreements for Messrs. Whetsell, McCaslin and Emery contains provisions entitling the executive to indemnification for losses incurred in the course of service to the Company or its subsidiaries, under certain circumstances.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

1*                --  Form of Underwriting Agreement
3.1.1             --  Amended and Restated Certificate of Incorporation of the Company (previously filed with the Company's Registration Statement on Form S-1 on June 20, 1996,
                      as amended, and incorporated by reference herein)
3.1.2             --  Amendment to Amended and Restated Certificate of Incorporation (previously filed with the Company's Registration Statement on Form S-1 on June 20, 1996,
                      as amended, and incorporated by reference herein)
3.1.3             --  Second Amendment to Amended and Restated Certificate of Incorporation
                      (previously filed with the Company's Registration Statement on Form S-1 on
                      June 20, 1996, as amended, and incorporated by reference herein)
3.2               --  By-laws of the Company (previously filed with the Company's Registration
                      Statement on Form S-1 on June 20, 1996, as amended, and incorporated by reference herein)
4.1*              --  Form of Senior Indenture between the Company and the Senior Trustee relating to the Senior Securities
4.2*              --  Form of Subordinated Indenture between the Company and subordinated Trustee relating to the Subordinated Securities
4.3*              --  Supplemental Indenture
4.4*              --  The form of Securities with respect to each particular series of securities registered hereunder
5*                --  Opinion of Paul, Weiss, Rifkind, Wharton & Garrison
12                --  Statement regarding Computation of Ratios
21                --  List of Subsidiaries of the Company
23.1              --  Consent of KPMG Peat Marwick LLP
23.2*             --  Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in Exhibit 5)
24                --  Power of Attorney (see signature page)
25.1*             --  Statement of Eligibility and Qualification under the Trust Indenture Act of
                      1939 on Form T-1 of the Senior Trustee to act as Trustee under the Senior
                      Indenture
25.2*             --  Statement of Eligibility and Qualification under the Trust Indenture Act of
                      1939 on Form T-1 of the Senior Trustee to act as Trustee under the
                      Subordinated Indenture

------------------------

* To be filed by amendment or incorporated by reference in connection with the offering of Securities.

ITEM 17. UNDERTAKINGS

    The Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
    Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (5) That, (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective, and (ii) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (6) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on the 22nd day of August, 1997.

                                          CAPSTAR HOTEL COMPANY

                                          By: /s/ PAUL W. WHETSELL
                                             -----------------------------------
                                            Name: Paul W. Whetsell
                                            Title:  President and Chief
                                                    Executive Officer

    KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Paul W. Whetsell, David E. McCaslin and John Emery, and each of them, his true and lawful agent, proxy and attorney-in-fact, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or their substitutes may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                                  TITLE
---------------------------------------------------  ------------------------------------------------------------

               /s/ PAUL W. WHETSELL                  President, Chief Executive Officer and Chairman of the Board
----------------------------------------               (Principal Executive Officer)
                 Paul W. Whetsell

               /s/ DAVID E. MCCASLIN                 Chief Operating Officer and Director
----------------------------------------
                 David E. McCaslin

                  /s/ JOHN EMERY                     Chief Financial Officer (Principal Financial and Accounting
----------------------------------------               Officer)
                    John Emery

              /s/ DANIEL L. DOCTOROFF                                          Director
----------------------------------------
                Daniel L. Doctoroff

             /s/ BRADFORD E. BERNSTEIN                                         Director
----------------------------------------
               Bradford E. Bernstein

                /s/ JOSEPH MCCARTHY                                            Director
----------------------------------------
                  Joseph McCarthy

                     SIGNATURE                                                  TITLE
---------------------------------------------------  ------------------------------------------------------------
               /s/ WILLIAM S. JANES                                            Director
----------------------------------------
                 William S. Janes

                /s/ EDWARD L. COHEN                                            Director
----------------------------------------
                  Edward L. Cohen

             /s/ EDWIN T. BURTON, III                                          Director
----------------------------------------
               Edwin T. Burton, III

                /s/ EDWARD P. DOWD                                             Director
----------------------------------------
                  Edward P. Dowd

                /s/ MAHMOOD KHIMJI                                             Director
----------------------------------------
                  Mahmood Khimji

Dated: August 22, 1997

                                 EXHIBIT INDEX

1*                --  Form of Underwriting Agreement

3.1.1             --  Amended and Restated Certificate of Incorporation of the Company (previously filed with the Company's Registration Statement on Form S-1 on June 20, 1996,
                      as amended, and incorporated by reference herein)

3.1.2             --  Amendment to Amended and Restated Certificate of Incorporation (previously filed with the Company's Registration Statement on Form S-1 on June 20, 1996,
                      as amended, and incorporated by reference herein)

3.1.3             --  Second Amendment to Amended and Restated Certificate of Incorporation
                      (previously filed with the Company's Registration Statement on Form S-1 on
                      June 20, 1996, as amended, and incorporated by reference herein)

3.2               --  By-laws of the Company (previously filed with the Company's Registration
                      Statement on Form S-1 on June 20, 1996, as amended, and incorporated by reference herein)

4.1*              --  Form of Senior Indenture between the Company and the Senior Trustee relating to the Senior Securities

4.2*              --  Form of Subordinated Indenture between the Company and subordinated Trustee relating to the Subordinated Securities

4.3*              --  Supplemental Indenture

4.4*              --  The form of Securities with respect to each particular series of securities registered hereunder

5*                --  Opinion of Paul, Weiss, Rifkind, Wharton & Garrison

12                --  Statement regarding Computation of Ratios

21                --  List of Subsidiaries of the Company

23.1              --  Consent of KPMG Peat Marwick LLP

23.2*             --  Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in Exhibit 5)

24                --  Power of Attorney (see signature page)

25.1*             --  Statement of Eligibility and Qualification under the Trust Indenture Act of
                      1939 on Form T-1 of the Senior Trustee to act as Trustee under the Senior
                      Indenture

25.2*             --  Statement of Eligibility and Qualification under the Trust Indenture Act of
                      1939 on Form T-1 of the Senior Trustee to act as Trustee under the
                      Subordinated Indenture

------------------------

* To be filed by amendment or incorporated by reference in connection with the offering of Securities.